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                                                                  EXHIBIT B9 (i)


                         [AMERICAN GENERAL LETTERHEAD]


                                                              September 29, 1998



Board of Directors
American General Annuity
Insurance Company
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

This opinion is furnished in connection with the filing of a registration statement on Form N-4 ("Registration Statement") by American General Annuity Insurance Company ("AGAIC") and AGA Separate Account A ("Separate Account A"). The securities being registered under the Registration Statement are to be issued by Separate Account A pursuant to individual variable annuity contracts ("Contracts") described in the Registration Statement.

I am Senior Vice President, General Counsel and Secretary of AGAIC, and in such capacity I am familiar with AGAIC's Articles of Incorporation and By-Laws and have reviewed all statements, records, instruments and documents which I have deemed it necessary to examine for the purpose of this opinion. I have examined the form of the Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of securities to be issued by Separate Account A in connection with the Contracts. I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of these securities. Based upon a review of these documents and such laws that I consider appropriate, I am of the opinion that:

          1. AGAIC is a duly incorporated life insurance company under the laws of the State of Texas.

          2. Separate Account A is duly organized under the provisions of the Texas Insurance Code, under which income, gains, or losses, whether realized or unrealized, from assets allocated to the Separate Account, are, in accordance with the terms of the Contracts, credited to or charged against Separate Account A without regard to the income, gains, or losses to AGAIC.
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Board of Directors
September 29, 1998
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          3. The portion of the assets to be held in Separate Account A equal to the reserves and other liabilities under the Contracts will not be chargeable with liabilities arising out of any other business AGAIC may conduct.

          4. The Contracts have been duly authorized by AGAIC and, when issued in the manner contemplated by the Registration Statement, the Units thereunder will constitute legal, validly issued, and binding obligations of AGAIC in accordance with the terms of the Contracts.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Respectfully submitted,

                                               /s/ CYNTHIA A. TOLES
                                               ----------------------------
                                               Cynthia A. Toles
                                               Senior Vice President,
                                               General Counsel & Secretary